POWER OF ATTORNEY

For Executing Forms under Sections 13(d) and 16(a)

of the Securities Exchange Act

The undersigned, Lillian Ruth Nussdorf, hereby constitutes and appoints

Alfred R. Paliani, her true and lawful attorney-in-fact to:

(1) prepare, execute in the undersigned's name and on the

undersigned's behalf, and submit to the U.S. Securities and

Exchange Commission (the "SEC") a Form ID, including amendments thereto, authentication documents, any other documents necessary or appropriate to obtain codes and passwords enabling the

undersigned to make electronic filings with the SEC of reports and schedules required by the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

(2) execute for and on behalf of the undersigned one or more

Forms 3, 4 and 5 and any and all amendments thereto, and to file same,

in accordance with Section 16(a) of the Securities

Exchange Act of 1934 and the rules thereunder, and to do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete the execution of any such

Form 3, 4 and 5 and the timely filing of such form with the

United States Securities and Exchange Commission and

any other authority;

(3) execute for and on behalf of the undersgined one or more

Schedules 13D and any and all amendments thereto, and to file the same,

with all exhibits thereto and other documents in connection therewith,

in accordance with Section 13(d) of the Securities Exchange Act of

1934 and the rules thereunder, and to do and perform any  and all acts for and on behalf of the undersigned that may be necessary or desirable to complete the execution of any such Schedule 13D and the timely filing of such form with the United States Securities and Exchange

Commission and any other authority; and

(4) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this

Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing

attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's

responsibilities to comply with the Securities Exchange Act of 1934.

This power of attorney shall be effective as of April 18, 2012 and shall remain in full force and effect until revoked in writing by the undersigned.  Any and all actions previously taken by my

attorney-in-fact hereunder are hereby approved, adopdted and ratified in all respects.

IN WITNESS WHEREOF, the undersigned has executed this Power of

Attorney as of April 18, 2012.

Signed: /s/ Lillian Ruth Nussdorf

 Lillian Ruth Nussdorf